UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2012

ACE LIMITED

(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Baerengasse 32

CH-8001 Zurich, Switzerland

(Address of principal executive offices)

Registrant’s telephone number, including area code: +41 (0)43 456 76 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

ACE Limited (the “Company”) amended Articles 3 and 5 of its Articles of Association effective March 8, 2012 to reflect share issuances out of conditional share capital since March 2011. The amended Articles accordingly indicate an increase in the number of registered common shares and a corresponding decrease in the number of shares of conditional share capital designated for employee benefits purposes. The Articles were otherwise unchanged. As a result, the Company now has 342,832,412 registered common shares, each with par value of CHF 30.27.

A copy of the amended and restated Articles of Association is attached hereto as Exhibit 3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3	Articles of Association of the Company, as amended and restated

4	Articles of Association of the Company, as amended and restated (Incorporated by reference to Exhibit 3)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

By:	/s/ Paul B. Medini
Paul B. Medini
Chief Accounting Officer

DATE: March 12, 2012

EXHIBIT INDEX

Exhibit Number	Description

3	Articles of Association of the Company, as amended and restated

4	Articles of Association of the Company, as amended and restated (Incorporated by reference to Exhibit 3)